Exhibit 4

                          AMENDMENT TO RIGHTS AGREEMENT

           THIS AMENDMENT, dated as of December 20, 1999, is between NFO WORLDWIDE, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Delaware limited partnership (the "Rights Agent").

                                    RECITALS

           The Company and the Rights Agent are parties to a Rights Agreement dated as of October 5, 1998 (the "Rights Agreement").

           Interpublic Group of Companies, Inc., a Delaware corporation, and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a subsidiary of Parent ("Merger Sub") will merge with and into the Company and all the Company Common Stock will be converted into the right to receive shares of Parent Common Stock in accordance with the Exchange Ratio (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement and the Merger. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

           Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

      Accordingly, the parties agree as follows:

           1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Merger Sub, nor any Affiliate or Associate of Parent or Merger Sub, shall be deemed to be an Acquiring Person solely by virtue of
      (i) the execution and delivery of the Merger Agreement or the Option Agreement, (ii) becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or the Option Agreement, or (iii) the consummation of the Merger, the exercise of the Option, or the consummation of the other transactions contemplated in the Merger Agreement or the Option Agreement."

           2. Amendment to Section 1(l). Section 1(l) of the Rights Agreement to add the following clause at the end thereof:
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      (i) the execution and delivery of the Merger Agreement or the Option
      Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or the Option Agreement or (iii) the consummation of the Merger, the exercise of the Option, or the consummation of the other transactions contemplated in the Merger Agreement or the Option Agreement."

           3. Additions to Section 1. The following subsections are added to
Section 1 of the Rights Agreement at the end thereof:

      "(o) 'Merger' shall mean the consummation of the transaction pursuant to which the Merger Sub will merge with and into the Company and all the Company Common Stock will be converted into the right to receive shares of Parent Common Stock (as defined in the Merger Agreement) in accordance with the Exchange Ratio (as defined in the Merger Agreement).

      (p) 'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of December 20, 1999, between Parent and the Company, as amended from time to time.

      (q) 'Merger Sub' shall mean a Delaware corporation, wholly owned direct or indirect subsidiary of Parent, or any other subsidiary of Parent that is substituted for Merger Sub pursuant to the Merger Agreement.

      (r) 'Option' shall mean the option granted to Parent to purchase Company Common Stock pursuant to the terms and conditions set forth in the Option Agreement.

      (s) 'Option Agreement' shall mean the Option Agreement, dated as of December 20, 1999, between the Company and Parent

      (t) 'Parent' shall mean Interpublic Group of Companies, Inc., a Delaware corporation."

           4. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, a Separation Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Merger Agreement or the Option Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger
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                                                                               3

      Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or the Option Agreement or (iii) the consummation of the Merger, the exercise of the Option, or the consummation of the other transactions contemplated in the Merger Agreement or the Option Agreement."

           5. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is amended by:

                (1) deleting the term "or" from clause (iii) replacing it with
                    ",", and

                (2) inserting the following after clause (iii):

           "or (iv) immediately prior to the Effective Time, as that term is defined in the Merger Agreement."

           6. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, (i) the execution of the Merger Agreement or the Option Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or the Option Agreement or (iii) the consummation of the Merger, the exercise of the Option, or the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement shall not be deemed to be a Section 11(a)(ii) Event and shall not cause the Rights to be adjusted or exercisable in accordance with Section 11(a)(ii)."

           7. Amendment of Section 13(a). Section 13(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

      "Notwithstanding anything in this Rights Agreement to the contrary, (i) the execution of the Merger Agreement, (ii) Parent or Merger Sub, or any Affiliate or Associate of Parent or Merger Sub, becoming the Beneficial Owner of Company Common Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or the Option Agreement or (iii) the consummation of the Merger, the exercise of the Option or the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement shall not be deemed to be a Section 13(a) Event and shall not cause the Rights to be adjusted or exercisable in accordance with
      Section 13(a)."
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           8. Effectiveness. This Amendment shall be deemed effective as of
December 20, 1999, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

           EXECUTED as of the date set forth above.


Attest:                                 NFO WORLDWIDE, INC.


By: /s/ Billie Jean Szenderski          By: /s/ David J. Gorman
------------------------------          -----------------------
Name:  Billie Jean Szenderski           Name:  David J. Gorman
Title: Administrative Assistant         Title: Vice President


                                        STATE STREET BANK AND TRUST
Attest:                                 COMPANY


By: /s/ Abel Manguane                   By: /s/ Darlene DioDato
---------------------                   -----------------------
Name:  Abel Manguane                    Name:  Darlene DioDato
Title: Kinko's Co-Worker                Title: Senior Managing Director